                                                                    Exhibit 10.5

                                     LEASE
                                     -----
                                (Holden No.25)


     THIS LEASE, Made as of January 31, 1994, between POCAHONTAS LAND CORPORATION, a corporation of Virginia, Lessor, and ARK LAND COMPANY, a corporation of Delaware, Lessee;


                             W I T N E S S E T H:
                             - - - - - - - - - -

     IN consideration of the sum of Ten Dollars ($10.00) cash, receipt of which is acknowledged, and the performance and observance of the terms and provisions hereinafter set forth to be performed and observed by Lessee, and reserving as rent the royalties, rentals and all other payments hereinafter provided for, Lessor hereby leases to Lessee, for the period of ten (10) years from the date hereof through January 30, 2004, subject to early termination as hereinafter provided or to extension for additional ten (10) year periods until all the coal which can be economically mined and removed has been mined and removed and the reclamation thereof has been finally approved by the state and/or federal agency or agencies which now have or shall hereafter have jurisdiction or control of such mining operations, and all the bonds therefor have been fully released, all as hereinafter provided in ARTICLE XX hereof, the sole and exclusive right of mining and removing, by any method of mining, various seams of coal upon and within certain parcels or areas of land containing in the aggregate 8,364.18 acres, more or less, being more fully described as follows:

     Situated partly in Island Creek Magisterial District of Logan County, West Virginia, on the waters of Right Fork, Littles, Cow and Pine Creeks of Island Creek; partly in Lee Magisterial District of Mingo County, West Virginia, on the waters of Rockhouse Fork, South Branch, Spring and Big South Branches of same, and Middle Fork of Elk Creek; and partly in Magnolia Magisterial District of said Mingo County, West Virginia, on the waters of Pigeon Creek and Grant, Little Laurel and Oldfield Branches of same.

     Said 8,364.18 acres, more or less, are more fully shown on colored map attached hereunto and made a part hereof and marked in the lower right-hand corner thereof: "Pocahontas Land Corporation, Bluefield, West Virginia,
No. 6088-A, Jan. 21, 1994, G.B.M."

     Said 8,364.18 acres, more or less, are made up of different tracts or parcels of land in which Pocahontas Land Corporation owns various seams of coal and which for convenience of designation are as follows (areas given being by estimation only and are not to be construed as a warranty of acreage):

                                 TABLE OF AREA
      In Island Creek Magisterial District of Logan County, West Virginia


Tract or Parcel                                                    Area in Acres
out of which area is taken                                          (Coal Only)
--------------------------                                           ---------


Pt. united Thacker Tr. No. 103 - William Kronenwett                     230.00
Pt. United Thacker Tr. No. 321 - Lewis Curry, et al                     164.24
Pt. United Thacker Tr. No. 322 - Lewis Curry, et al                      69.80
Pt. United Thacker Tr. No. 381 - Betsy A. Justice                        16.66
                                                                         -----

     Total - Island Creek Magisterial District                          480.70


                                 TABLE OF AREA
           In Lee Magisterial District of Mingo County, West Virginia


Tract or Parcel                                                    Area in Acres
out of which area is taken                                          (Coal Only)
--------------------------                                           ---------


Pt. United Thacker Tr. No. 32 - Arthur D. Bright                      1,980.17
Pt. United Thacker Tr. No. 35 - Arthur D. Bright                         32.50
Pt. United Thacker Tr. No. 89 - William Kronenwett                      361.56
Pt. United Thacker Tr. No. 89-2 - William Kronenwett                     20.00
Pt. United Thacker Tr. No. 89-3 - William Kronenwett                     47.00
Pt. United Thacker Tr. No. 93 - William Kronenwett                      273.50
Pt. United Thacker Tr. No. 102 - William Kronenwett                     151.00
Pt. United Thacker Tr. No. 103 - William Kronenwett                   1,775.56
Pt. United Thacker Tr. No. 179 - S. B. Robertson                        133.36
Pt. United Thacker Tr. No. 190 - S. B. Robertson                         26.96
Pt. United Thacker Tr. No. 191 - S. B. Robertson                         15.57
Pt. United Thacker Tr. No. 207 - Denning B. Browning, et al              79.75
Pt. United Thacker Tr. No. 284 - Island Creek Min. Co.                   84.90
Pt. United Thacker Tr. No. 322 - Lewis Curry, et al                      13.98
Pt. United Thacker Tr. Nos. 347 & 348 - Red Jacket Coal Co.             792.35
Pt. United Thacker Tr. No. 18 - Egbert Mills
       (Area of Mine No. 14B)                                           220.33
Pt. United Thacker Tr. No. 19 - Arthur D. Bright
       (Area of Mine No. 14B)                                           139.32

Pt. United Thacker Tr. No. 20 - Arthur D. Bright                         27.55
       (Area of Mine No. 14B)
Pt. United Thacker Tr. No. 21 - Arthur D. Bright                         74.58
       (Area of Mine No. 14B)                                            -----

       Total - Lee Magisterial District                               6,249.94


                                 TABLE OF AREA
        In Magnolia Magisterial District of Mingo County, West Virginia


Tract or Parcel                                                    Area in Acres
out of which area is taken                                          (Coal Only)
--------------------------                                           ---------


Pt. United Thacker Tr. No. 31 - Island Creek Min. Co. - Vicie Varney    96.00
Pt. United Thacker Tr. No. 31 - Island Creek Min. Co. - Tr. 4           48.29
Pt. United Thacker Tr. No. 32 - Arthur D. Bright                       904.58
Pt. United Thacker Tr. No. 37 - Egbert Mills                           140.89
Pt. United Thacker Tr. No. 41 - R. T. W. Duke                          119.78
Pt. United Thacker Tr. No. 42-a - Arthur D. Bright                      50.00
Pt. United Thacker Tr. No. 42-b - Arthur D. Bright                      42.00
Pt. United Thacker Tr. No. 359 - Island Creek Min. Co.                 232.00
                                                                       ------

     Total - Magnolia Magisterial District                           1,633.54


                                 RECAPITULATION
                                 --------------

Logan County - Island Creek Magisterial District                       480.70
Mingo County - Lee Magisterial District                              6,249.94
Mingo County - Magnolia Magisterial District                         1,633.54
                                                                     --------

     Total area to be included in lease                              8,364.18

     Said 8,364.18 acres, more or less, are further made up of areas in which various seams of coal are conveyed as follows:


     Area No. 1: All seams of coal, except the Lower Cedar Grove Seam, in the
     ----------
5,572.43 acres, more or less, which are shown in unbordered yellow color at Area No. 1 on said attached whiteprint map.

     Area No. 2: All seams of coal, except the Upper Cedar Grove Seam and Lower
     ----------
Cedar Grove Seam in the 820.60 acres, more or less, shown in yellow color with orange border as Area No. 2 on said attached whiteprint map.

     Area No. 3: All seams of coal, except the Chilton Seam and the Lower Cedar
     ----------
Grove Seam, in the 957.00 acres, more or less, shown in yellow color with magenta border as Area No. 3 on said attached whiteprint map.

     Area No. 4: All seams of coal in the 504.37 acres, more or less, shown in
     ----------
yellow color with blue border as Area No. 4 on said attached whiteprint map.

     Area No. 5: All seams of coal, except the Lower Cedar Grove Seam, in the
     ----------
461.78 acres, more or less, shown in yellow color with green border as Area No. 5 on said attached whiteprint map.

     Area No. 6: The Coalburg Seam of coal and seams of coal above the Coalburg
     ----------
Seam in 48.00 acres, more or less, shown in yellow color with brown border as Area No. 6 on said attached whiteprint map.


     THE RIGHTS HEREIN LEASED are limited to such as Lessor possesses and has the lawful right to lease and to such as Lessor owns under the deeds covering said properties or said coal and appurtenant rights, and it is agreed that Lessor does not warrant its title to the leased properties or any portion thereof. However, upon the assertion of an adverse claim to any portion of the leased properties, Lessor shall render all assistance possible to Lessee in defense against such adverse claim. It is further agreed that, if a court decree (after exhaustion of appeals) or by agreement of the parties hereto it is determined that the adverse claim is valid and such adverse claim is of such nature that Lessor does not have sufficient title to such portion of said leased properties to permit Lessee's mining of the coal therein, then, to the extent the Lessee has paid royalties to Lessor on coal mined in such portion, such royalties shall be refunded to Lessee.

     EXCEPTING AND RESERVING, HOWEVER, from this lease, and to the Lessor all seams of coal other than those herein leased and the entire ownership of the properties herein described, and all of the oil, gas and other minerals and mineral substances, timber, and other products of every kind and description therein and thereon, together with the right to mine, remove and take away the entire amount and body thereof, for all purposes other than those for which this lease is made; PROVIDED, HOWEVER, that exercise of the ownership and rights so excepted and reserved shall not unreasonably interfere with the requirements, convenience and safety of operations of Lessee.

     Lessee agrees to conduct all operations hereunder in compliance in all material respects with all applicable laws of the State of West Virginia and the United States of America now existing or hereafter enacted, and all rules and regulations promulgated thereunder.

     IT IS UNDERSTOOD, however, that the properties included in this lease are in an area committed to the mining and removal of coal and other minerals and that coal mining operations and other enterprises have been and are now being conducted by a lessee or lessees of Lessor in, upon and under the surface of the properties above described and in the general vicinity thereof. It is the intention hereof that said properties are hereby leased to Lessee, AS IS, IN THEIR PRESENT CONDITION and subject to the rights of others as hereinabove set forth.

     THIS LEASE is subject to the following terms and provisions which Lessee covenants with Lessor to perform and observe, viz:


                                   ARTICLE I

                        COVENANT TO DEVELOP: PERMITTING
                        -------------------------------


     Section 1.1. Development. Lessee shall at all times diligently and
                  -----------
energetically open, develop and maintain operations within the leased properties in order that so long as Lessee can mine the leased coat at a reasonable profit its capacity for mining, preparing and shipping coal shall be sufficient to meet the demands and requirements of the market to the extent that the same can reasonably be done hereunder; and in the event of any suspension of operation expected to exceed thirty (30) days, Lessee shall report promptly in writing to Lessor any suspension of operations, reasons therefor and expected duration thereof.

     Section 1.2. Permitting. Lessee agrees that upon execution of this lease,
                  ----------
it or its permitted sublessees will promptly commence the necessary procedures with the appropriate state and/or federal agencies having jurisdiction of such mining operations and obtain and maintain in effect the requisite permit or permits for the conduct of such mining operations. Lessee also agrees that it or its permitted sublessees will continue with subsequent required permitting procedures with said state and/or federal agencies to the end that the mining operations contemplated under this lease can be conducted continuously, insofar as possible under applicable laws, and the regulations promulgated thereunder, until all the coal herein leased, which can be mined and removed by such approved mining methods has been mined and removed. In the event this lease shall be terminated or canceled for any reason prior to completion of operations hereunder and Lessee shall have obtained the requisite permit or permits for the conduct of such mining operations from such agencies, then Lessee hereby covenants and agrees that it shall promptly, upon request of Lessor, assign and/or otherwise transfer said permit or permits, pursuant to W. Va. Code 22A-3-19 et seq., to
                                             -----------          -- ----
such other party or parties as Lessor may designate.


                                  ARTICLE II

                              PRODUCTION ROYALTY
                              ------------------


     Section 2.1. Amount of Royalty. Lessee shall pay to Lessor as rent a
                  -----------------
royalty of One Dollar and Seventy-five Cents ($1.75) per net ton of 2,000 pounds of coal mined hereunder or eight percent (8%) of the average gross selling price per net ton, as hereinafter defined, whichever is greater, for coal mined hereunder, calculated and reported on a monthly basis.

     Section 2.2. Reporting of Quantity of Coal Mined. Lessee shall, on or
                  -----------------------------------
before the twentieth (20th) day of each calendar month, furnish to Lessor a written report, certified as to correctness by such agent as Lessee may designate or such agent of a permitted sublessee having personal knowledge of the facts, showing the quantity of coal mined hereunder during the immediately preceding calendar month, using as a basis railroad weights of all coal shipped by railroad and ascertaining the quantity of all other coal mined hereunder in a manner satisfactory to the General Manager of Lessor, or such person or persons as the General Manager shall designate (hereinafter "General Manager"); and Lessee shall comply with any further rules and regulations for the accurate ascertainment and report of the quantity of coal mined hereunder and the selling price thereof that may reasonably be prescribed by said General Manager.

     In the event Lessee shall mix coal produced hereunder with other coal prior to shipment, Lessee shall comply with such reasonable rules and regulations as the General Manager of Lessor shall from time to time prescribe for the purpose of ascertaining with reasonable accuracy the quantity of coal produced hereunder.

     Section 2.3. Date of Payment of Royalty: Interest. On or before the
                  ------------------------------------
twentieth (20th) day of each calendar month, Lessee shall pay Lessor for the coal mined hereunder during the immediately preceding calendar month at the higher rate set forth in Section 2.1 above. Lessee will pay interest to Lessor on any royalty amounts due and not paid by the 30th day of the calendar month at the effective prime interest rate as then charged by Morgan Guaranty Trust Company of New York and calculated daily from the date said amounts are due.

   Section 2.4. Calculation of Royalty: Gross Selling Price Defined. For the
                ---------------------------------------------------
purpose of calculating the royalty provided for above, the term "gross selling price" as used herein shall mean the actual price paid for coal sold to a bona fide purchaser, assuming the sale occurs, f.o.b. the initial outbound loading point after preparation (provided that "preparation" shall not include merely crushing or sizing of coal), if any, or, if not first transported to a preparation facility, the actual price paid for the coal, assuming the sale occurs, f.o.b. the outbound loading point on the leasehold, less any sales tax imposed thereon, but without deduction for selling commissions to affiliated companies, advertising, credit losses, or other expenses, but with deduction for discounts or allowances actually allowed to arms-length wholesalers; provided, however, that if Lessor gives notice to Lessee in writing that, in Lessor's reasonable judgment, a particular purchaser is not a bona fide purchaser, Lessor may elect to substitute for the gross selling price paid by that purchaser the prevailing market price of such coal as reasonably determined by Lessor and based upon recent sales by Lessee and others of coal of comparable quality to bona fide purchasers; provided further, that for any coal consumed on or off the leased premises without sale by Lessee the gross selling price for the purpose of computing the royalty shall be the prevailing market price, as determined above, of such coal at the time of shipment from the leased premises or, if used on the leased premises, at the time of use.

     The term "bona fide purchaser" as used herein shall mean a purchaser who pays valuable consideration in good faith without intending to take unfair advantage of any third parties, including Lessor, but in no case shall that phrase include persons or parties affiliated with Lessee, either directly or through any joint ownership.

     Section 2.5. Unmined or Lost Coal. Tonnage royalty which may be owed by
                  --------------------
Lessee for coal in place left unmined or rendered unmineable or that may be lost or destroyed on the leased properties as provided in Section 7.1 hereof shall be based on the prevailing market price, as determined above, of such coal, if properly sized and cleaned, at the time when such coal should have been mined or at the time when such coal is lost or destroyed, as may be appropriate under the terms of this lease.


                                  ARTICLE III

                         ADVANCE MINIMUM ANNUAL RENTAL
                         -----------------------------


     Section 3.1. Amount and Payment: Interest: Lessee shall pay to Lessor, as
                  ----------------------------
advance minimum annual rental on account of coal mined or to be mined hereunder, the sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) for calendar year 1994, payable in equal quarterly installments of Three Hundred Thousand Dollars ($300,000.00), provided that minimum annual rental for 1994 shall be prorated from the date of this lease. For calendar year 1995 and each calendar year thereafter under this lease and extensions thereof, the advance minimum annual rental shall be One Million Two Hundred Thousand Dollars ($1,200,000.00). Payment of advance minimum annual rental shall be made quarterly on or before January 1st, April 1st, July 1st and October 1st of each calendar year, except that advance minimum annual rental for the first quarter of 1994 shall be paid upon execution of this lease.

     Lessee will pay interest to Lessor on the amount of any advance minimum annual rental due and not paid within ten (10) days after the date such rental is due at the effective prime interest rate as. then charged by Morgan Guaranty Trust Company of New York and calculated daily from the date said amount is due.

     Section 3.2. Recoupment. Each payment of advance minimum annual rental
                  ----------
hereunder shall be applied as a credit, until recouped, as follows: (a) first, against production royalties payable for mining performed under this lease during the calendar year for which such payment of minimum annual rental is made; (b) secondly, against production royalties payable for mining performed in that same calendar year under the lease of even date herewith to lessee from Pocahontas Development Corporation, a Kentucky corporation, and wholly-owned subsidiary of Lessor, pertaining to the property in Floyd, Johnson and Martin Counties, Kentucky known as Pevler ("Pevler Reserves") and not otherwise recoupable as a credit against royalties under the terms of that lease;
(c) thirdly, against production royalties payable for mining performed under this lease in the two calendar years following the calendar year for which the minimum annual rental is paid and not otherwise recoupable as a credit against production royalties under the terms hereof or under the terms of the aforesaid lease to Lessee of the Pevler Reserves; and (d) lastly, against production royalties payable for mining performed under the aforesaid lease to Lessee of the Pevler Reserves in the two calendar years following the calendar year for which the minimum annual rental is paid and not otherwise recoupable as a credit against production royalties under the terms of that lease or under the terms of this lease. The provisions of this Section 3.2 will not be construed to permit more than one credit for any payment of advance minimum annual rental against any production royalties due Lessor under this lease or under the aforesaid lease to Lessee of the Pevler Reserves.

     Section 3.3. Failure to Perform; Excuse. In the event of unavoidable
                  --------------------------
interruption of or delay in its operations in any calendar year of this lease, due to strikes, accidents, inadequate car supply, or causes of like character not within the control of Lessee, at the end of that calendar year Lessee shall be reimbursed that percentage of its payment of advance minimum annual rental which is equal to the percentage of that year in which Lessee's operations are delayed because of any such causes. However, the parties hereto recognize and agree that the potential for depressed markets for the sale of coal or coal products, whether such conditions are regional in nature or more widespread, and increased production costs are business risks contemplated by operators and miners and sellers of coal, and, therefore, neither the existence of a depressed market for the sale of coal or coal products, nor increased or high costs of mining coal experienced by Lessee, nor any combination thereof shall constitute grounds for or be deemed to be interpreted as a basis for release from payment of advance minimum annual rental under Section 3.1 hereof.

     Section 3.4. Modification of Minimum Rental. Whenever, in the good faith
                  ------------------------------
opinion of the General Manager of Lessor and such agent as Lessee may designate, the quantity of unmined coal remaining which Lessee is or has become obligated to mine has been reduced or depleted so as to justify a modification, reduction, or suspension of advance minimum annual rental, such advance minimum annual rental may be modified, reduced, or suspended upon the mutual agreement of the General Manager of Lessor and such agent as Lessee may designate, and Lessee shall mine the same at the rate of tonnage royalty provided for in ARTICLE II above.


                                   ARTICLE IV

                          LESSEE'S RECORDS; INSPECTION
                          ----------------------------


     4.1 Lessee shall keep books of account at its corporate headquarters or at such other place as Lessor may approve in writing, to ascertain: the quantity of coal mined; the quantity of coal used at the mines; the quantity of coal shipped; and the selling prices obtained for all coal mined hereunder. Said books shall be open at all reasonable times for inspection by Lessor or its agents for the purpose of comparing and verifying the reports rendered by Lessee under ARTICLE II hereof or for obtaining information as to the quantity of coal mined, the quantity of coal used at the mines, the quantity of coal shipped and the selling prices obtained.

     4.2 Upon request, supporting documentation pertaining to said books of account, such as coal sales contracts, purchase contracts, invoices, lessee work papers and any other supporting documentation considered necessary to Lessor's inspection hereunder shall be made available to Lessor in order to confirm the information contained in the books of account described in the preceding
Section 4.1. The contents of such documentation shall be treated as confidential information by Lessor and shall not be disclosed to any person or entity not a party to this lease, except as provided by relevant state or federal laws.


                                   ARTICLE V

                           ENVIRONMENTAL LIABILITIES
                           -------------------------


     Section 5.1. Lessee shall be responsible for any pollution of air, lands or water resulting from coal and coal products, slack, dirt, slate and other waste materials deposited by it on the properties above described, or arising or resulting from Lessee's operations hereunder, and Lessee shall indemnify and save harmless Lessor, its officers, agents and employees, from all claims, demands, prosecutions, fines, and judgments against Lessor, its officers, agents or employees, by reason of any such pollution and shall pay all costs and expenses incurred by Lessor, its officers, agents or employees, in defending any such claims, demands and prosecutions. Upon request of Lessor, Lessee shall defend Lessor against any and all such claims at Lessee's expense.


                                   ARTICLE VI

                           LESSEE'S MINING OPERATIONS
                           --------------------------


     Lessee covenants that it will use due care and diligence to protect the properties and coal reserves included herein from waste, injury or damage and to that end Lessee shall conduct its operations hereunder in accordance with the terms of Sections 6.1 and 6.2 hereof.

     Section 6.1. Mining Practices and Compliance with Laws. Lessee shall, in
                  -----------------------------------------
accordance with plans of mining and descriptions thereof approved as provided for in Section 6.2 below, but subject to the requirements of the State of West Virginia and federal law pertaining to the conduct of the mining of coal, mine the coal within the leased properties in an effectual, workmanlike and proper manner, and so that said mining shall not unreasonably interfere with the proper exercise of the rights hereinbefore excepted and reserved to Lessor; and, Lessee shall comply in all material respects with the laws of the State of West Virginia and the United States of America now existing or hereafter enacted, and all the rules and regulations promulgated thereunder, relating to the conduct of operations for the mining of coal.

     Section 6.2. Approval of Mining Plans. To protect the properties and coal
                  ------------------------
reserves included herein from waste, injury or damage, Lessee shall mine the coal within the leased properties in accordance with plans of mining and reclamation and descriptions thereof which shall be submitted by Lessee to Lessor. Such mining and reclamation shall not be initiated until such plans and descriptions have been approved in writing by the General Manager of Lessor. Upon Lessor's request, Lessee shall furnish Lessor: (i) a copy of Lessee's application for the mining permit, including the reclamation plan required by the State of West Virginia, with the maps and drawings attached thereto, and
(ii) a statement of the post mining land use which is proposed to be made of the leased properties following reclamation obligations, for approval by said General Manager, prior to its being filed with the governmental agencies responsible for issuance of such mining permits. Lessor shall use due diligence in reviewing such application and plans of mining and reclamation and descriptions thereof, and Lessor shall not withhold notice of approval or disapproval for an unreasonable length of time. Notwithstanding the foregoing provisions of this Section 6.2, Lessor shall not require a higher post-mining land use and condition than the pre-mining land use and condition, unless otherwise agreed between Lessor and Lessee. No change in any such plans or descriptions so approved by said General Manager shall be made without such change being approved in advance by said General Manager, or except as required by such regulatory agencies. Lessor agrees to consent to any reasonable post-mining land use as requested by Lessee. To facilitate mining the leased properties, Lessor hereby waives its right to require Lessee to maintain barrier pillars.


                                  ARTICLE VII

                      LESSEE'S LIABILITY FOR NONCOMPLIANCE
                      ------------------------------------


     Section 7.1. If at any time Lessee shall not conduct operations as provided in ARTICLE VI hereof and loss of coal which Lessee is obligated to mine or loss of other coal of Lessor may thereby result, the General Manager shall give notice to Lessee of any violations of Article VI and, in the event of a failure of Lessee to cure such violation within ten (10) days of receipt of written notice from Lessor specifying such violation, Lessor may seek arbitration in accordance with the terms of this Lease. Lessee shall pay to Lessor the full amount of royalty, at the rate provided in ARTICLE II hereof, on the tonnage of coal determined to be lost which Lessee is obligated to mine or that may remain unmined by reason of failure of Lessee to conduct operations as required by said
ARTICLE VI, in the same manner as if said coal had been mined and removed; and Lessee shall compensate Lessor for the full amount of any other coal of Lessor that is lost by reason of the failure of Lessee to conduct operations as required by said ARTICLE VI.


                                  ARTICLE VIII

           ENGINEERING REQUIREMENTS; AUTHORITY OF GENERAL MANAGER OF
           ---------------------------------------------------------
              LESSOR; SURVEY DATA; PRESERVATION OF SURVEY CONTROL
              ---------------------------------------------------
                            (TRIANGULATION) STATIONS
                             -----------------------


     Section 8.1.  Engineering Requirements: Authority of General Manager of
                   ---------------------------------------------------------
Lessor. Lessee shall employ a competent engineer to make surveys, determine
------
elevations, prepare plans and maps of the mine workings, and Lessee shall prepare and keep up, on a scale to the approval of the General Manager of Lessor, a map which shall be updated every three (3) months and shall show accurately and completely, the boundaries of the lands included herein, the locations of all railway tracks, rights-of-way, streams, roads, buildings, structures and mine workings on or under said lands, together with elevations on sea level datum on the mine workings, and any additional information that can be practically obtained and that may be necessary to the safe and proper conduct of the mining operations, or that may be reasonably requested by the General Manager of Lessor. The size of said map shall be in accordance with standards to be prescribed by said General Manager and a reproducible tracing of said map, which shall be the property of Lessor, shall be sent to said General Manager on or before the twentieth (20th) day of January, April, July and October of each year, properly posted in accordance herewith for the three (3) months ending on the last day of the calendar month immediately preceding; and said General Manager shall have the privilege of keeping said tracing a sufficient time to obtain therefrom such information as he may desire before returning the said tracing to Lessee for each subsequent posting; and Lessor and its agents shall at all times have access to the maps, plans and tracings of Lessee, and may take therefrom copies of such portions as may be desired.

     Section 8.2. Survey Data: Preservation of Survey Control (Triangulation)
                  -----------------------------------------------------------
Stations. Upon Lessor's request, Lessee shall furnish Lessor's General Manager
--------
with a copy of all information, including but not limited to, maps, survey field books and traverse sheets, resulting from surveying performed on behalf of the Lessee within the leased premises. Lessee shall use due care to avoid the destruction of survey control or triangulation stations. However, if in Lessee's operations hereunder, it becomes necessary to destroy one of said survey control or triangulation stations, then Lessor shall be notified as soon as practicable in advance of such destruction. If such destruction does occur without said prior notice thereof being given to Lessor, then Lessee shall promptly reimburse Lessor for the cost of resetting said survey control or triangulation stations.


                                   ARTICLE IX

                        FAILURE TO FURNISH PLANS OR MAPS
                        --------------------------------


     Section 9.1. If Lessee fails to furnish any plan or map as provided for in
ARTICLE VIII hereof for thirty (30) days after written demand therefor by the General Manager of Lessor, Lessor may at its option employ a competent engineer to make surveys and to prepare such plan or map, and Lessee shall pay to Lessor the full amount of expenses so incurred.


                                   ARTICLE X

                     PREVENTION OF FIRES; DUTIES OF LESSEE
                     -------------------------------------


     Section 10.1. Lessee shall use all reasonable care and precaution to prevent the occurrence of fires in timber or forest growth on the surface overlying the properties included herein and to cause the prompt extinguishment of any such fires, and Lessee shall cooperate with Lessor and its other lessees or agents in extinguishing such fires on (said surface and on) adjoining lands that may be liable to spread to or over said surface overlying the properties included herein. Lessee shall be responsible for all damage caused by fire to timber or forest growth or in any other respect on the surface overlying the properties included herein or adjoining lands that may be due to negligence of Lessee, its employees, agents or contractors.

                                  ARTICLE XI

                     COAL FROM OTHER LANDS; LAND USE TOLL
                     ------------------------------------


   Section 11.1. In the event Lessee transports or ships coal from any property not owned by Lessor under or through any of the leased properties, Lessee shall pay to Lessor fifteen cents ($.15) per net ton of that coal, or, one-half of one per cent (1/2%) of the average gross selling price per net ton of that coal, as gross selling price is defined in Section 2.4 above, whichever is greater, as land use toll for such transportation or shipment; provided however that Lessee
                                                   ----------------
shall have the right to transport or ship, free of charge, coal mined from the Chilton seam on properties hereafter owned, leased or controlled by Lessee, its sublessees or affiliates (but currently owned by Cole and Crane Real Estate Trust, but currently leased to a subsidiary of A. T. Massey Coal Company, as successor to W-P Coal Company or its affiliates) adjacent to the leased properties through portals located on the leased properties. Lessee shall report and make payment, pursuant to the provisions of Sections 2.2 and 2.3 above, for coal transported or shipped hereunder. The parties understand and acknowledge that the surface ownership is currently vested in a third party and that Lessee shall not be obligated to pay to Lessor any wheelage fees, tolls or other charges related to the use of the surface of the leased properties in connection with mining of this or other properties owned, leased or controlled by Lessee, its sublessees or affiliates.


                                  ARTICLE XII

                                INDEMNIFICATION
                                ---------------


   Section 12.1. Lessee shall conduct operations hereunder on its own behalf and not as agent or employee of Lessor and there shall be no privity of contract between Lessor and employees of Lessee. All employees, agents, contractors, subcontractors, and materialmen of Lessee, whether on a wage or profit sharing basis, shall be selected, hired, directed, paid, and discharged only by Lessee. Lessee shall and hereby agrees to indemnify and save harmless Lessor, its officers, agents, and employees, from and against any and all claims, demands, suits, judgments, recoveries and liabilities for injury to or death of any person or persons whomsoever and for loss of or damage to any property whatsoever, arising or in any manner growing out of the operations or activities of Lessee under or in connection with this lease. Lessee hereby further agrees to indemnify and save harmless Lessor, its officers, agents and employees, from and against any and all penalties, fines, prosecutions, statutory recoveries (whether civil or criminal) and governmental actions which arise from or are occasioned by the operations or activities of Lessee under or in connection with this lease.

                                 ARTICLE XIII

                 TAXES AND ASSESSMENTS; COAL APPRAISAL REPORTS
                 ---------------------------------------------


   Section 13.1. Taxes and Assessments. During the term of this lease and any
                 ---------------------
extensions or renewals pursuant to ARTICLE XX hereof, Lessee shall pay and bear and reimburse Lessor for the expense of all taxes and assessments of every kind and character that may be levied or assessed by governmental authority against or upon the properties included herein or Lessor's ownership thereof, including, without limitation: (i) excise, privilege or license taxes based upon the acreage of land owned by Lessor in the State of West Virginia, any exemption of acreage therefrom to be prorated to the acreage included in this lease; (ii) ad valorem taxes; and (iii) taxes levied or assessed on the coal mined hereunder, on the privilege of mining said coal, on the improvements or other property of Lessee in or on properties above described, on the leasehold rights of Lessee, and on the income accruing to Lessee therefrom. Within thirty (30) days of Lessee's receipt of a statement for such taxes and assessments, together with copies of corresponding paid tax tickets therefor, Lessee shall repay to Lessor the amount of any such taxes and assessments as shall be paid by Lessor.

   Section 13.2. Coal Appraisal Reports. Lessee shall submit to Lessor, for its
                 ----------------------
review, a copy of annual coal appraisal reports and returns prepared pursuant to
W. Va. Code 11-1 A, et seq., or regulations promulgated thereunder, prior to
-----------
their filing with the West Virginia State Tax Department. It is understood and agreed that the assessments and levies arising and calculated from such reports are based, in part, upon the annual production tonnages of Lessee, and for that reason, Lessee shall pay to Lessor, in the manner provided in Section 13.1 hereof, an amount equal to any increase in such assessments and levies resulting from operations upon the lands herein. Such payments shall continue and survive any termination or cancellation of this lease until such time as said assessments and levies have returned to inactive or non-production status. Lessee will pay interest to Lessor on any amounts due under Section 13.1 hereof and this Section and not paid within thirty (30) days after demand therefor has been made at the effective prime interest rate as then charged by Morgan Guaranty Trust Company of New York and calculated daily from the date said amounts are due. Lessor reserves the right to pay any taxes or assessments due under this ARTICLE XIII without waiving its rights for collection thereof from Lessee as provided in ARTICLES XXII and XXIII of this lease.

                                  ARTICLE XIV

                        RIGHT TO ASSIGN, SUBLEASE, ETC.
                        -------------------------------


   Section 14.1. Lessee shall have the right, without the consent of Lessor, to assign (but under no circumstances, to mortgage) any of its estate, interest or rights hereunder, or any part thereof, to financially responsible and reputable third parties of Lessee's choosing; provided, however, in the event of assignment, Lessee shall, at least fifteen (15) days in advance of any such assignment, submit, in writing, to Lessor for Lessor's information, the name of the proposed assignee. Lessee shall have the right to sublease (but under no circumstances, to mortgage) any of its estate, interest or rights hereunder, or any part thereof, to financially responsible and reputable third parties of Lessee's choosing only upon the written consent of Lessor which consent shall not be unreasonably withheld. Notwithstanding any such sublease or assignment, Lessee shall continue to be obligated to pay Lessor advance minimum annual rentals under Section 3.1 hereof; however, the same credits for Lessee against advance minimum annual rentals, as set forth in Section 3.2 of this lease, shall apply to coal mined and shipped pursuant to such subleases or assignments, and Lessee shall retain all advance minimum annual rentals and wheelage royalty amounts paid by such sublessee or assignee and all production royalty amounts paid by such sublessee or assignee in excess of the said royalty rates provided in Article II, as herein amended. In each such instance, the sublease or assignment shall bind the sublessee or assignee to observe all of the Lessee's obligations, duties and undertakings in this lease pertaining to the properties so subleased or assigned. If the properties are so subleased or assigned by Lessee and the sublessee or assignee expressly assumes the lease obligations of Lessee with respect to said properties, then the Lessee shall thereafter be relieved from its lease obligations with respect to the properties so subleased or assigned, except, that Lessee shall remain liable to Lessor for obligations or liabilities arising prior to the date of such sublease or assignment, including, but not limited to: (i) Lessee's reclamation obligations under
Article XX hereof; (ii) all indemnity undertakings contained in Articles V, XII, XVI, XVII and XX of this lease; and (iii) the provisions relating to survival of certain obligations contained in Section 20.2, Section 22.3 and Section 28.1 of this lease.

   Section 14.2. In like manner, Lessee shall have the right, without the consent of Lessor, to assign, or with the consent of Lessor to sublease, (but under no circumstances, to mortgage) any of its estate, interest or rights hereunder, or any part thereof, to any other third parties to the same effect, upon the same terms and conditions as provided in Section 14.1, except that the Lessee shall not be discharged from lease obligations to the Lessor, as provided in Section 14.1, and Lessee shall remain liable to the Lessor for that assignee's or sublessee's performance of all of the Lessee's obligations, duties and undertakings under this lease.

   Section 14.3. Any disagreement between Lessor and Lessee as to whether a third party sublessee or assignee is financially responsible and reputable may be submitted by either Lessor or Lessee to arbitration, as provided in Article XXIV herein.

   Section 14.4. Notwithstanding anything contained herein to the contrary, Lessee shall have the right to assign or sublease this Lease to an affiliated company without consent of Lessor. "Affiliated Company" shall include any direct or indirect parent or subsidiary of Lessee, or any business entity in which the Lessee, its direct or indirect parent or subsidiary owns or controls fifty percent (50%) of the capital stock or other ownership interest.


                                  ARTICLE XV

                    WORKERS' COMPENSATION; LESSEE'S DUTIES
                    --------------------------------------


   Section 15.1. Lessee shall subscribe to and operate under the provisions of the West Virginia Workers' Compensation Act, or qualify as a self-insurer in accordance with applicable law and make all necessary payments thereto, and such coverage shall also include drivers of any trucks which may be hired, rented or leased, and upon request furnish to Lessor certificate of such compliance, together with paid premium receipts.

   If at any time the subscription to said Workers' Compensation Act shall cease to be in force and effect, then Lessee shall suspend, and Lessor may stop, all operations of Lessee hereunder until such subscription shall be reinstated.


                                  ARTICLE XVI

               BLACK LUNG BENEFITS; INDEMNIFICATION; EVIDENCE OF
               -------------------------------------------------
                           FINANCIAL RESPONSIBILITY
                           ------------------------


   Section 16.1. Lessee hereby guarantees and agrees to indemnify and save harmless Lessor, its officers, agents and employees, from the payment of or any liability for benefits which may be required under the Black Lung Benefits Act (30 U.S.C. 901, et seq.) and under any laws or regulations of the State of West Virginia, arising from any mining operations hereunder, and Lessee agrees that during the primary period and renewals, if any, of this lease, it will furnish annually to Lessor evidence of financial responsibility for such black lung benefits under applicable federal and state laws, as well as regulations issued thereunder. Such evidence of financial responsibility shall consist of the following:

   (a) in the event the Workers' Compensation law of the state (State) in which the leased property is located has been included in the list published by the Secretary of Labor of the United States of America under the Black Lung Benefits Act (30 U.S.C. 901, et seq.), such evidence shall consist of a certification from the officers administering the Workers' Compensation program for the State certifying as to Lessee's black lung benefits coverage under those Workers' Compensation laws;

   (b) in the event the Workers' Compensation laws of the State are not included in the list published by the Secretary of Labor of the United States of America under the Black Lung Benefits Act (30 U.S.C. 901, et seq.), Lessee shall either:

       (1) qualify as a self-insurer in accordance with regulations prescribed by said Secretary of Labor, or

       (2) insure and keep insured, with any stock company or mutual company or association, or any other person or fund, including any State fund, which is authorized under the laws of the State to insure Workers' compensation, all black lung benefits payable under applicable federal and state statutes and regulations issued thereunder, and furnish a satisfactory certificate to Lessor evidencing such insurance coverage.


                                 ARTICLE XVII

                 WAGES AND BENEFITS; INDEMNIFICATION AND BOND
                 --------------------------------------------


   Section 17.1. Lessee hereby guarantees and agrees to indemnify Lessor, its officers, agents and employees, from the payment of or any liability for, or resulting from, wages and benefits which may be due Lessee's employees or contractors, and, to that end, Lessee shall, at Lessor's sole discretion, prior to or at any time after commencing operations hereunder, obtain a surety bond, the amount of which shall be calculated pursuant to W.Va. Code 21-5-14 et seq.,
                                                    ----------
irrespective of the length of time Lessee had been doing business in this State, securing Lessor from payment of or any liability for, or resulting from, said wages and benefits.

                                 ARTICLE XVIII

                      INSURANCE; CESSATION OF OPERATIONS
                      ----------------------------------


   Section 18.1. Amount of Insurance. As a condition precedent to the
                 -------------------
commencement of operations hereunder, Lessee shall arrange for the maintenance of public liability insurance with a good solvent casualty insurance company or companies satisfactory to Lessor, which insurance shall indemnify said Lessor against legal liability for loss by reason of personal injury, death and property damage or loss sustained as a result, or by reason, of the operations hereunder, with a minimum combined single limit of $4,000,000.00 for bodily injury, death and property damage and Lessee shall, upon request of Lessor, furnish to Lessor certificates of such insurance, together with paid premium receipts. This coverage shall also include any trucks or other equipment hired, rented or leased in operations hereunder.

   It is understood and agreed, however, that the minimum limits of coverage set forth above are not intended and will in no manner limit the recoveries of Lessor under the indemnity provisions of ARTICLES V, XII, XVI and XVII above of this lease.

   Section 18.2. Cessation or Suspension of Operations. If at any time any of
                 -------------------------------------
these insurance coverages shall cease to be in force and effect, then, upon written demand of Lessor, Lessee shall suspend all operations hereunder until such insurance coverages shall be reinstated.


                                  ARTICLE XIX

                  LESSOR'S RIGHT TO INSPECT MINING OPERATIONS
                  -------------------------------------------


   Section 19.1. Lessor, and the Lessor's employees, agents and engineers, shall at all times have the right and privilege of entering the works and mines of Lessee in or upon the properties included herein to inspect, examine, survey or measure the same or any part thereof for the purpose of verifying the reports of Lessee as to the amounts of coal mined or removed, or for any other lawful purpose, and for these purposes to use freely the means of access to said works and mines, without hindrance or molestation.


                                  ARTICLE XX

                        OBLIGATION TO MINE; EXTENSION;
                        ------------------------------
                         DUTY TO RECLAIM; TERMINATION
                         ----------------------------


   Section 20.1. Obligation to Mine: Extension. Lessee shall mine and remove all
                 -----------------------------
of the coal which can be mined and removed hereunder by modern mining methods and if, at the expiration of the original period hereof, Lessee has not mined and removed all of the coal which it is or may become obligated to mine, then this lease shall be extended for such additional ten (10) year periods as may be necessary, upon the same terms and provisions, but subject to the full payment of all royalties, rentals and other payments due hereunder, until all of said coal which can be economically mined and removed by approved mining methods has been mined and removed from the leased properties; and whenever during said original period or any extension thereof, as herein provided, Lessee shall have mined and removed all of said coal by such approved mining methods and shall have paid all royalties, rentals and other payments due or accrued hereunder then Lessee's obligation to mine coal and make payment of minimum annual rental hereunder shall terminate.

   Section 20.2. Duty to Reclaim: Payment of Amounts Due: Termination.  In the
                 ----------------------------------------------------
event the lease herein shall not be extended at the end of the original period hereof or any extended period thereof, or all of said coal has been mined and removed, then this lease shall continue to be extended for additional one (1) year periods, at a nominal rental mutually agreeable to Lessor and Lessee, until all the reclamation of the lands disturbed by mining operations under this lease has been completed and finally approved by the state and/or federal agency or agencies having jurisdiction of such mining operations and all the bonds for such reclamation have been fully released by such agency or agencies. Upon such release of all of said bonds this lease shall terminate, without, however, releasing Lessee from any obligations or liabilities arising prior to said termination. Further, in the event Lessee has not made payment of all royalties, rentals and other payments due hereunder at the end of the original period hereof or any renewal or extended period thereof, then Lessor, at its option, may extend the term of this lease until all of such payments have been made.


                                  ARTICLE XXI

                             TERMINATION OF LEASE
                             --------------------


   Section 21.1. Termination by Lessee. After Lessee's satisfaction of all
                 ---------------------
mining and reclamation obligations contained in ARTICLE XX hereof, Lessee may give Lessor thirty (30) days' notice of its intention to terminate this lease, and, if Lessor shall determine that Lessee has fully performed its obligations under this lease, Lessee's obligations hereunder shall be deemed terminated effective on such thirtieth (30th) day, without, however, releasing Lessee from any obligations or liabilities arising prior to said termination of obligations. Upon termination of this lease, any advance minimum annual rental paid for the calendar year in which the termination occurs which has not been credited against production royalties shall be refunded to Lessee, and Lessee shall not be liable for any further advance minimum annual rentals.

   Section 21.2.  Removal of Property Following Termination or Expiration.  Upon
                  -------------------------------------------------------
termination or expiration of this lease, Lessee shall have 180 days in which to remove from the properties leased hereby all Lessee's equipment, buildings and other improvements and personal property, and any of the same not so removed shall, at Lessor's option, either become the property of Lessor without charge therefor or be disposed of by Lessor at Lessee's cost and expense.


                                 ARTICLE XXII

                                    DEFAULT
                                    -------

   Section 22.1. Default: Cancellation by Lessor. If any one or more of the
                 -------------------------------
following events (herein sometimes called Events of Default) shall occur:

       (a) If default shall be made in the due and punctual payment of any rent, royalty or any part thereof, when and as the same may become due and payable, or in the payment of taxes and insurance premiums or any other amounts to be borne by Lessee hereunder, or in the furnishing of receipts and certificates of payment therefor when due, or in the furnishing of any of the books, records or reports by Lessee to be furnished under this lease, and such default shall continue for thirty (30) days after notice by Lessor to Lessee; or,

       (b) If default shall be made by Lessee in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this lease, other than those referred to in the foregoing subsection (a) of this Section 22.1, and such default shall continue for a period of sixty (60) days after written notice thereof from Lessor to Lessee, and Lessee shall not within such period commence with due diligence the curing of such default, or if Lessee shall, within such period, commence with due diligence to cure such default and thereafter shall fail or neglect to prosecute and complete with due diligence and dispatch the curing of such default; or,

       (c) If Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Lessee or of all or any substantial part of the property leased hereby or of any or all the rents, revenues, issues, earnings, profits, or income thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

then and in any such event, Lessor at any time thereafter while such default or condition is continuing, may give written notice to Lessee specifying the occurrence giving rise to such Event of Default, or Events of Default, and stating that the lease shall terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice.

Upon the date specified in such notice, this lease and the estate and interest hereby demised shall terminate and all rights of Lessee under this lease shall cease.

   Section 22.2. Repossession, etc., by Lessor. Lessee expressly waives any
                 -----------------------------
right to prior notice or any process of law other than the issuance of the warrant of distraint, and Lessee further expressly waives any right to hearing prior to the levy of such warrant and sale thereunder and at any time after such termination of this lease, Lessor, without further notice, may enter and re-enter the premises for all proper purposes and repossess itself by all legal means, including summary proceedings, of its prior and former estate and may remove Lessee and all persons claiming through Lessee from the property leased hereby.

   Section 22.3. Survival of Lessee's Obligations: Damages. No termination of
                 -----------------------------------------
this lease or repossession of the property leased hereby, by force, summary proceedings, ejectment or otherwise, shall relieve Lessee of its liability and obligations under this lease, and such liability and obligations, including, without limitation, the indemnity commitments contained in ARTICLES V, XII, XVI and XVII above of this lease, shall survive termination or any repossession. In the event of any such termination or repossession, Lessee shall pay to Lessor the advance minimum annual rentals, production royalties and other charges required to be paid by Lessee up to the time of such termination or repossession.

   Section 22.4. No Waiver. etc. by Lessor. No failure by Lessor to insist upon
                 -------------------------
the strict performance of any covenant, agreement, term or condition of this lease or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial performance or payment of royalties during the continuance of any such breach, shall constitute a waiver of or consent to any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this lease, but each and every covenant, agreement, term and condition of this lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

   Section 22.5. Injunction Against Breach. In the event of any breach or
                 -------------------------
threatened breach by Lessee of any of the covenants, agreements, terms or conditions of this lease, Lessor shall have the right to invoke any rights, powers and remedies allowed at law, in equity or by statute or otherwise, whether or not specifically provided in this lease.

   Section 22.6. Lessor's Remedies Cumulative, etc. Each right, power and remedy
                 ---------------------------------
of Lessor provided for in this lease shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this lease or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights, powers or remedies provided for in this lease or now or hereafter existing at law or in equity, by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other rights, powers or remedies provided for in this lease, or by statute or otherwise.

                                 ARTICLE XXIII

                                 CONDEMNATION
                                 ------------


   Section 23.1. If the coal herein leased, or any portion thereof, shall be taken in, or in any manner affected by, condemnation for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu of condemnation, by a public body vested with the power of eminent domain, then, and in each and every such event, Lessor shall be free to conduct all negotiations for compensation or damages, including without limitation, participation in viewer's proceedings and the institution of litigation concerning such taking, with the understanding that in the case of each and every condemnation or taking Lessor shall notify Lessee of same, and Lessor and Lessee shall be paid out of any such award or compensation in damages as follows:

   (a) If the award for the coal in any such condemnation or taking shall exceed the amount of royalty that would have been due Lessor had the coal been then mined, based upon recent sales by Lessee or, if no such sales exist, based upon recent sales by others of coal of comparable quality, all of such award which is in excess of said royalty amount shall be the property of and be paid to Lessee and the balance of the award shall be the property of and be retained by Lessor; or,

   (b) If such award for the coal shall be equal to or less than said royalty amount, then all of such award shall be the property of and be retained by Lessor.

   (c) Any specific award for Lessee's buildings, structures or improvements shall be paid to Lessee and any award for surface lands, or interests therein or any other buildings, structure or improvements thereon, shall be the property of Lessor.

   Lessee shall cooperate with Lessor in all matters hereunder, including joining in any litigation or settlement if Lessor determines such to be necessary; provided, that any such condemnation or taking shall not otherwise affect Lessee's duties and obligations under this lease, except as provided herein.

   In the event that such condemnation or taking materially affects or impairs the ability of Lessee to conduct mining operations in accordance with its approved mining plans, Lessee shall have the right to terminate this Lease, subject to the right of Lessee to reenter the premises to conduct all reclamation required by law.

                                 ARTICLE XXIV

                                  ARBITRATION
                                  -----------


   Section 24.1. If there should arise any matters in dispute hereunder on which Lessor and Lessee cannot finally agree, such matter or matters shall be referred to a board of arbitrators consisting of three (3) disinterested, competent persons, one selected by Lessor and one by Lessee, as hereinafter provided, and the two thus selected shall select the third, who shall have the power of an umpire and be known as umpire-arbitrator. The decision and award of such arbitrators, or any two of them, or, in case of disagreement among all the arbitrators, of the umpire-arbitrator, shall be conclusive and binding upon Lessor and Lessee and promptly complied with.

   The party desiring arbitration shall give written notice to the other party, definitively stating the point or points in dispute and naming the person selected as arbitrator; and it shall be the duty of the other party, within fifteen (15) days after receiving such notice, to name an arbitrator, and these two shall select the umpire-arbitrator; and in event the party notified does not name an arbitrator within said period of fifteen (15) days, the party serving such notice may select a second arbitrator and the two thus selected shall select the umpire-arbitrator.

   In the event of failure of the two arbitrators, selected as aforesaid, within thirty (30) days from receipt by both of them of notice of their selection, to agree upon the umpire-arbitrator, then they shall jointly notify, in writing, the parties of their failure to agree upon such umpire-arbitrator. The parties shall then, within fifteen (15) days from the date of such notification, jointly select the umpire-arbitrator. In the event the parties are unable to so select the umpire-arbitrator within said fifteen (15) day period, they shall then jointly select the names of three (3) potential umpire-arbitrators. None of these three (3) potential umpirearbitrators shall represent, or have any affiliation with either party. Once the list of said three (3) potential umpire-arbitrators has been prepared, each party shall then strike the name of one (1) potential umpire-arbitrator from said list. The person remaining on such list after the parties have stricken a name from said list shall be the umpire-arbitrator. Further, in the event the parties fail to select such umpire-arbitrator as aforesaid, either of the parties may apply to the American Arbitration Association (AAA) for the appointment of an umpire-arbitrator pursuant to the rules and procedures of the AAA for the appointment of neutral arbitrators, as revised. The individual then designated will act as such umpire-arbitrator hereunder.

   The umpire-arbitrator thus chosen shall give to Lessor and Lessee written notice as to the time and place of hearing, which hearing shall be not less than ten (10) nor more than twenty (20) days after his selection, and, at the time and place appointed he shall proceed with the hearing unless, for some good cause of which the arbitrators shall be the judge, it shall be postponed until some later date within a reasonable time. Both Lessor and Lessee shall have full opportunity to be heard, orally and in writing, on any question thus submitted. In arriving at a decision and award, the arbitrators shall be bound by any relevant state and federal law applicable to the substantive issue or issues so submitted for arbitration, and they shall make such decision and award in writing, and deliver a copy to both Lessor and Lessee. The arbitration award shall specify by whom the costs of arbitration shall be borne and paid and the amount of such costs, including reasonable compensation for the arbitrators.


                                  ARTICLE XXV

                                CONTROLLING LAW
                                ---------------


   Section 25.1. In all coal mining operations and other activities conducted hereunder Lessee shall comply with all the laws of the United States of America and the State of West Virginia now or hereafter enacted, and all rules and regulations promulgated thereunder by any governmental agency, relating to such coal mining operations or other activities. Any disputes as to the meaning and application of any of the provisions of this lease shall be determined under the laws of the State of West Virginia.


                                 ARTICLE XXVI

                                    NOTICE
                                    ------


   Section 26.1. The giving of any notice to, or the making of any demand on, Lessee shall be sufficient if in writing, addressed to Lessee and mailed via certified mail, providing for receipt, to Lessee at P.O. Box 4187, Fairview Heights, Illinois 62208; and likewise the giving of any notice to, or the making of any demand on, Lessor shall be sufficient if in writing, addressed to Lessor and similarly mailed via certified mail, providing for receipt, to Lessor at P.O. Box 1517, Bluefield, West Virginia 24701; and ten (10) days shall be considered a reasonable notice or demand period except where a longer notice period is herein prescribed.

                                 ARTICLE XXVII

                                   HEADINGS
                                   --------


   Section 27.1. The headings of the ARTICLES in this lease are for convenience only and shall not be used to construe or interpret the scope or intent of this lease or in any way affect the same.


                                ARTICLE XXVIII

                                   SURVIVAL
                                   --------


   Section 28.1. No termination or cancellation of this lease shall relieve either of the parties hereto from any obligations or liabilities incurred by it under this lease as of the time of such termination or cancellation.


                                 ARTICLE XXIX

                                 SEVERABILITY
                                 ------------


   Section 29.1. If any term or provision of this lease is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of any of the other terms or provisions of this lease.


                                  ARTICLE XXX

                   TERMS BINDING UPON SUCCESSORS AND ASSIGNS
                   -----------------------------------------


   Section 30.1. All of the terms and provisions hereof to be performed and observed by the respective parties hereto shall be binding upon and shall inure to the benefit of their respective successors, and assigns.

WITNESS the following signatures and seals as of the date first above written. Executed in two (2) counterparts.


                                       POCAHONTAS LAND CORPORATION



                                       By: /s/ Robert L. Raines
                                          ---------------------------
                                       Name:
                                       Title:  President


Attest:
/s/ Robert N. Stephens
Assistant Corporate Secretary


                                       ARK LAND COMPANY



                                       By: /s/ Michael D. Bauersachs
                                          ---------------------------
                                       Name:   Michael D. Bauersachs
                                       Title:  Vice President

Attest:

Secretary

STATE OF WEST VIRGINIA )
                       ) To-wit:
COUNTY OF KANAWHA      )

          I, Sally Caraway Gall, a Notary Public of said County, do certify that Robert L. Raines, President, who signed the writing above, dated as of January 31, 1994, for said Pocahontas Development Corporation, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said Corporation.

          Given under my hand and official seal this 31 day of January, 1994.
                                                     --        -------

[NOTARY SEAL APPEARS HERE]               /s/ Sally Caraway Gall
                                         -----------------------------------
                                                   Notary Public

My commission expires:  July 10, 2001    .
                      -------------------

STATE OF WEST VIRGINIA     )
         -----------------
                           ) To-wit:
COUNTY OF KANAWHA          )
          ----------------

          I, Sally Caraway Gall, a Notary Public of said County, do certify that
             ------------------
Michael D. Bauersachs, its Vice President, who signed the writing above, dated
---------------------      --------------
as of January 31, 1994, for said Ark Land Company, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said Corporation.

          Given under my hand and official seal this 31 day of January, 1994.
                                                     --        -------


[NOTARY SEAL APPEARS HERE]               /s/ Sally Caraway Gall
                                         -----------------------------------
                                                   Notary Public

My commission expires:  July 10, 2001   .
                      ------------------


This instrument prepared by Stephen M. Hopta, Attorney at Law, Bluefield, West Virginia 24710-1517.

                              Amendment to Lease
                                (Holden No. 25)


          This Amendment to Lease is made and effective this 2nd day of October, 1995, by and between Pocahontas Land Corporation ("Lessor"), a Virginia corporation and Ark Land Company ("Lessee"), a Delaware corporation.


                                  WITNESSETH:

     WHEREAS, by Lease dated January 31, 1994, as amended, ("the Lease"), Lessor leased to Lessee, the sole and exclusive right of mining and removing various seams of coal upon and within certain parcels or areas of land containing in the aggregate 8,364.18 acres, more or less, located in Logan and Mingo Counties, West Virginia; and

     WHEREAS, Lessor and Lessee desire to amend the Lease in accordance with the following terms and conditions.

     NOW, THEREFORE, the parties agree as follows:

     1. The first paragraph of Section 3.1. entitled "Amount and Payment:
                                                      -------------------
Interest:" is hereby deleted in its entirety and replaced with the following:
---------

          Section 3.1. Amount and Payment: Interest. Lessee shall pay to Lessor,
                       ----------------------------
     as advance minimum annual rental on account of coal mined or to be mined hereunder, the sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) for calendar years 1994 and 1995, payable in equal quarterly installments of Three Hundred Thousand Dollars ($300,000.00), provided that minimum annual rental for 1994 shall be prorated from the date of this lease. For calendar year 1996 and each calendar year thereafter under this lease and extensions thereof, the advance minimum annual rental shall be Two Million Four Hundred Thousand Dollars ($2,400,000.00). The advance minimum annual rental for the first quarter of 1994 shall be paid upon execution of this lease. Thereafter, payments of advance minimum annual rental shall be made in equal quarterly installments on or before January 1st, April 1st, July 1st and October 1st of each calendar year, provided, however, that if Lessee previously in the current calendar year shall have mined sufficient tonnages at the then current royalty rate to yield production royalty payments to Lessor which equal or exceed the total of the advance minimum rental installments for that calendar year which have been paid and are due at the time of such payment, no such quarterly installment of advance minimum rental shall be made.

     2. Section 3.2. entitled "Recoupment." is hereby deleted in its entirety
                               ----------
and replaced with the following:

          Section 3.2 Recoupment. Each payment of advance minimum annual rental
                      ----------
     hereunder shall be applied as a credit, until recouped, as follows: (a) first, against production royalties payable for mining performed under this lease during the calendar year for which such payment of minimum annual rental is made; (b) secondly, against production royalties payable for mining performed under this lease in the two calendar years following the calendar year for which the minimum annual rental is paid and not otherwise recoupable as a credit against production royalties under the terms hereof. The provisions of this Section 3.2 will not be construed to permit more than one credit for any payment of advance minimum annual rental against any production royalties due Lessor under this lease.

     3. All other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this amendment on the day and year first above written.



                                   Pocahontas Land Corporation

                                   By: /s/ Robert L. Raines
                                      --------------------------------

                                   Title: President
                                         -----------------------------


                                   Ark Land Company

                                   By: /s/ David B. Peugh
                                      --------------------------------

                                   Title: President
                                         -----------------------------

          THIS PARTIAL RELEASE AND SURRENDER OF LEASE, made as of February 1, 1996, between ARK LAND COMPANY ("Ark"), a Delaware corporation, and POCAHONTAS LAND CORPORATION ("Pocahontas"), a Virginia a corporation;


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS:

          1. By Lease made as of January 31, 1994, as amended (hereinafter called "Original Lease"), Pocahontas leased to Ark for a period of ten (10) years from January 31, 1994, through January 30, 2004, subject to renewal or termination as therein provided, the sole and exclusive right of mining and removing, by any method of mining, various seams of coal upon and within certain parcels of land containing in the aggregate 8,364.18 acres, more or less, situated in Logan and Mingo Counties, West Virginia, as therein described, subject to exceptions and reservations and upon terms and provisions therein contained;

          2. By Amendment to Lease dated October 2, 1995, between Pocahontas and Ark, the parties thereto amended the Original Lease with regard to the amount and payment of advance minimum annual rentals and recoupment thereof, upon terms and conditions therein contained; and

          3. Pocahontas and Ark have determined and agreed that it is to their mutual benefit that Ark release and surrender to Pocahontas under the terms set forth herein all of Ark's rights under Original Lease, as amended, in and to the Chilton Seam of coal within a certain parcel of land containing 4,423.46 acres, more or less, as hereinafter described.

                                 TABLE OF AREA
          In Lee Magisterial District of Mingo County, West Virginia

Tract or Parcel                                                   Total Acres
out of which area is taken                                        (Coal Only)
--------------------------                                         ---------
Pt. United Thacker Tr. No. 32 - Arthur D. Bright                    1,979.87
Pt. United Thacker Tr. No. 35 - Arthur D. Bright                       32.50
Pt. United Thacker Tr. No. 93 - William Kronenwett                     63.99
Pt. United Thacker Tr. No. 102 - William Kronenwett                   140.98
Pt. United Thacker Tr. No. 103 - William Kronenwett                   545.62
Pt. United Thacker Tr. No. 190 - S. B. Robertson                       26.96
                                                                       -----
     Total - Lee Magisterial District                               2,789.92

                                 TABLE OF AREA
        In Magnolia Magisterial District of Mingo County, West Virginia

Tract or Parcel                                                   Total Acres
out of which area is taken                                        (Coal Only)
--------------------------                                         ---------
Pt. United Thacker Tr. No. 31-a - Island Creek Min. Co. -
    Vicie Varney                                                       96.00
Pt. United Thacker Tr. No. 31-b - Island Creek Min. Co. -
    Tr. 4                                                              48.29
Pt. United Thacker Tr. No. 32 - Arthur D. Bright                      904.58
Pt. United Thacker Tr. No. 37 - Egbert Mills                          140.89
Pt. United Thacker Tr. No. 41 - R. T. W Duke                          119.78
Pt. United Thacker Tr. No. 42-a - Arthur D. Bright                     50.00
Pt. United Thacker Tr. No. 42-b - Arthur D. Bright                     42.00
Pt. United Thacker Tr. No. 359 - Island Creek Min. Co.                232.00
                                                                      ------
     Total - Magnolia Magisterial District                          1,633.54

                                 RECAPITULATION
                                 --------------

Mingo County - Lee Magisterial District                             2,789.92
Mingo County - Magnolia Magisterial District                        1,633.54
                                                                    --------
     Total area included in partial release and surrender
       of lease                                                     4,423.46


          WITNESS the signatures and seals as of the date first above written.

                                      ARK LAND COMPANY
                                      By


                                      /s/ Steven E. McCurdy
                                      ------------------------------

                                      Its President


                                      POCAHONTAS LAND CORPORATION
                                      By


                                      /s/ Daniel D. Smith

                                      Daniel D. Smith
                                      President



STATE OF MISSOURI       )
                        ) To wit:
COUNTY OF ST. LOUIS     )

          I, Patricia K. Todaro, a Notary Public of said County, do certify that Steven E. McCurdy, its President, who signed the writing above, dated as of February 1, 1996, for said Ark Land Company, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said Corporation.

          Given under my hand and official seal this 13 day of February, 1996.


                                      /s/ Patricia K. Todaro
                                      --------------------------------
                                      Notary Public

My commission expires: June 7, 1997.

STATE OF WEST VIRGINIA  )
                        )  To-wit:
COUNTY OF MERCER        )

          I, Cathy J. Buzzo, a Notary Public of said County, do certify that Daniel D. Smith, President, who signed the writing above, dated as of February 1, 1996, for said Pocahontas Land Corporation, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said Corporation.

          Given under my hand and official seal this 14th day of February 1996.




[SEAL OF NOTARY PUBLIC APPEARS HERE]  /s/ Cathy J. Buzzo
                                      --------------------------------
                                      Notary Public


My commission expires: August 16, 1998.


          This instrument was prepared by Thomas L. Linkous, Attorney at Law, Bluefield, West Virginia 24701.


C: \Inst\Ark-EnMt. Rel

                               AMENDMENT TO LEASE
                               ------------------
                                (Holden No. 25)

     THIS AMENDMENT TO LEASE (the "Amendment") is made and effective this 21st day of October, 1996 (the "Effective Date"), by and between POCAHONTAS LAND CORPORATION ("Lessor"), a Virginia corporation, and ARK LAND COMPANY ("Lessee"), a Delaware corporation;


                                   W I T N E S E T H:
                                   - - - - - - - - -


     WHEREAS:

     1. By Lease dated January 31, 1994 (the "Lease"), Lessor leased to Lessee, the sole and exclusive right of mining and removing various seams of coal upon and within certain parcels or areas of land containing in the aggregate 8,364.18 acres, more or less, situated in Logan and Mingo Counties, West Virginia;

     2. By Amendment to Lease dated October 2, 1995, the minimum annual rental and recoupment provisions of the Lease were modified and amended;

     3. Pursuant to Section 3.4 of the Lease, the General Manager of Lessor and Lessee may agree to modify, reduce or suspend the advance minimum annual rental whenever, in the good faith opinion of the General Manager of Lessor and Lessee, the quantity of unmined coal remaining which Lessee is or has become obligated to mine has been reduced or depleted so as to justify such modification, reduction or suspension; and

     4. The General Manager of Lessor and Lessee have agreed to reduce the minimum annual and otherwise modify the Lease all as provided herein.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants in the Lease and herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     FIRST: The minimum annual rental provided for in Section 3.1 of the Lease
     -----
for calendar year 1997 shall be reduced to One Million Eight Hundred Thousand Dollars ($1,800,000.00), payable as follows:

         Due Date                            Quarterly Payment
         --------                            -----------------
     On or before January 1, 1997               $600,000.00
     On or before April 1, 1997                 $600,000.00
     On or before July 1, 1997                  $300,000.00
     On or before October 1, 1997               $300,000.00


     SECOND: The minimum annual rental provided for in Section 3.1 of the Lease for calendar year 1998 shall be reduced to Seven Hundred Thousand Dollars ($700,000.00), payable as follows:


         Due Date                            Quarterly Payment
         --------                            -----------------
     On or before January 1, 1998               $200,000.00
     On or before April 1, 1998                 $200,000.00
     On or before July 1, 1998                  $200,000.00
     On or before October 1, 1998               $100,000.00

     THIRD: The minimum annual rental provided for in Section 3.1 of the Lease
     -----
for calendar year 1999 and the remaining term of the Lease shall be reduced to One Hundred Thousand Dollars ($100,000.00), payable on or before January 1st of each calendar year.

     FOURTH: Commencing January 1, 1999, each payment of advance minimum annual
     ------
rental hereunder shall be applied as a credit, until recouped, as follows: (a) first, against production royalties under Section 2.1 and land use tolls under
Section 11.1 payable for mining performed under the Lease during the calendar year for which such payment of minimum annual rental is made and the following calendar year; and (b) secondly, during any subsequent year in which the Lessee shall pay in royalties and/or land use tolls in excess of $200,000.00, said excess amount shall be recoupable against any prior unrecouped balance of minimum annual rentals paid under said Lease.

     FIFTH: Except as expressly provided in this Amendment, all other terms
     -----
and conditions of the Lease shall remain in full force and effect.

     WITNESS the following signatures and seals as of the date first above written. Executed in two (2) counterparts.


                         POCAHONTAS LAND CORPORATION
                         By

                         /s/ Daniel D. Smith

                         Daniel D. Smith
                         President



                         ARK LAND COMPANY
                         By


                         /s/ Steven E. McCurdy
                         ----------------------------------


                         Its       President
                            -------------------------------

STATE OF WEST VIRGINIA  )
                        )  To-wit:
COUNTY OF MERCER        )

               I, Cathy T. Buzzo, a Notary Public of said County, do certify that Daniel D. Smith, President, who signed the writing above, dated as of October 21, 1996, for said Pocahontas Land Corporation, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said Corporation.

               Given under my hand and official seal this 25th day of October, 1996.

                               /s/ Cathy T. Buzzo
   [SEAL APPEARS HERE]         -------------------------
                               Notary Public

My commission expires: August 16, 1998.

STATE OF MISSOURI    )
                     ) To-wit:
COUNTY OF ST. LOUIS  )

               I, Patricia K. Todaro, a Notary Public of said County, do certify that Steven E. McCurdy, its President, who signed the writing above, dated as of October 21, 1996, for said Ark Land Company, has this day in my said County, before me, acknowledged the said writing to be the act and deed of said Corporation.

               Given under my hand and official seal this 21 day of Oct., 1996.

                               /s/ Patricia K. Todaro
                               --------------------------
                               Notary Public

My commission expires: June 6, 1997.

               This instrument was prepared by Stephen M. Hopta, Attorney at Law, Bluefield, West Virginia 24701.

c:\inst\Ark-PLC.H25


                                       4